Exhibit (h)(iv)
                                    AMENDMENT

                    To Transfer Agency and Service Agreement
                                     Between
                             Henderson Global Funds
                                       And
                       State Street Bank and Trust Company

This Amendment is made as of this 18th day of March 2003 between Henderson Global Funds and State Street Bank and Trust Company. In accordance with Section
3.1 (Fee Schedule) and 15.1 (Amendment) of the Transfer Agency and Service Agreement between Henderson Global Funds (the "Fund") and State Street Bank and Trust Company (the "Transfer Agent") dated September 1, 2001 (the "Agreement") the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Schedule A. The Schedule A attached to the Agreement is replaced and superseded with the Schedule A attached hereto and dated March 18, 2003.

2. Schedule 3.1 (Fees). The Schedule 3.1 attached to the Agreement and dated September 1, 2001 through August 31, 2004 is replaced and superseded with the
Schedule 3.1 attached hereto and effective January 1, 203 through December 31, 2006.

3. All defined terms and definitions in the Agreement shall be the same in this amendment dated as of March 18, 2003 (the "2003 Amendment") except as specifically revised by this 2003 Amendment; and

4. Except as specifically set forth in this 2003 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

HENDERSON GLOBAL FUNDS                      STATE STREET BANK AND TRUST COMPANY
By:  /s/ Scott E. Volk                      By:  /s/ Joseph L. Hooley
Name:  Scott E. Volk                        Joseph L. Hooley
Title:  Vice President                      Executive Vice President

                                  SCHEDULE 3.1
                                      FEES

               Effective January 1, 2003 Through December 31, 2006

Annual Account Service Fees*: Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. Account service fees are the higher of: open account charges plus closed account charges or the complex minimum. ALL FEES SUBJECT TO AN ANNUAL COMPLEX MINIMUM OF $400,000.

Open Account Fee                            $        15.00
Closed Account Fee                          $         2.00
Base Fee 1-15 CUSIPS                        Included in Complex Fee
Each Additional CUSIP** over 15             $15,000.00/Cusip**

*The Annual Account Service Fees shall be subject to a 5% increase each September 1st.

**Each Fund/Class is considered a separate CUSIP
..
Activity Based Fees
-------------------
New Account Set-up                          $    4.00/each
NSCC New Account Set-up                     $    1.50/each
Manual Transactions                         $    2.00/each
Telephone Calls                             $    2.50/minute
Correspondence                              $    5.00/each
ACH                                         $      .50

IRA Custodial Fees
------------------
Annual Maintenance                          $  13.00/Account

Other Fees
----------
Annual Anti-Money Laundering Support Fee*   $  .15/Non-networked account

Out-of-Pocket Expenses
----------------------
Billed as incurred Out-of-Pocket expenses include but are not limited to: confirmation statements, investor statements, postage, forms, audio response, banking, telephone, records retention, customized programming/enhancements, federal wire, transcripts, microfilm, microfiche, and expenses incurred at the specific direction of the Fund.

HENDERSON GLOBAL FUNDS                      STATE STREET BANK AND TRUST COMPANY
By:  /s/ Scott E. Volk                      By:  /s/ Joseph L. Hooley
Name:  Scott E. Volk                        Joseph L. Hooley
Title:  Vice President                      Executive Vice President

                                   SCHEDULE A

Henderson International Opportunities Fund

Henderson European Focus Fund

Henderson Global Technology Fund

HENDERSON GLOBAL FUNDS                      STATE STREET BANK AND TRUST COMPANY
By:  /s/ Scott E. Volk                      By:  /s/ Joseph L. Hooley
Name:  Scott E. Volk                        Joseph L. Hooley
Title:  Vice President                      Executive Vice President